Sycamore Networks, Inc. 1999 Stock Incentive Plan
                      Restricted Stock Award Agreement



(First Name)(Last Name)
(Address1)
(City),(State)(Postal Code)

Dear (First Name):

You have been issued a grant of (Number Shares) shares of restricted stock (a "Restricted Stock Award") under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the "Plan"), as outlined below. This Restricted Stock Award is governed by and subject to the terms and conditions of the Plan and the terms and conditions of this Award Agreement.

     Award Recipient:                 (First Name) (Last Name)
     Grant Date:                      (Grant Date)
     Shares of Restricted
       Stock Granted:                 (Number Shares)
     Initial Vesting Date:            (Initial Vesting Date), assuming no
                                      Change in Service

If you have continued service with the Company through the dates indicated below, the Restricted Stock Award will vest in the following installments:

                                                             Vesting Ratio*

Prior to Initial Vesting Date

On Initial Vesting Date, provided the Award Recipient's service with the Company is continuous from the Grant Date until the Initial Vesting Date

Plus

Upon completion of each 3 months of the Award Recipient's continuous service with the Company from the Initial Vesting Date

* Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with Section 19F of the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.


Until such time as the Restricted Stock has vested, the shares of Restricted Stock may not be transferred or disposed of in any manner, and any purported transfer or disposition in violation of this provision shall be null and void. Upon any such purported transfer, the Company may, in its sole discretion, deem the Restricted Stock to be forfeited by the Award Recipient to the Company.

The Award Recipient shall pay to the Company promptly upon request, and in any event at the time the Award Recipient recognizes taxable income in respect to the shares of Restricted Stock (or, if the Award Recipient makes an election under Section 83(b) of the Code in connection with such grant), an amount, in cash, equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. It is a condition to the effectiveness of this Award Agreement that the Award Recipient execute and deliver to the Company an Irrevocable Standing Order to Sell Shares to facilitate the tax withholding obligations. The Award Recipient shall promptly notify the Company of any election being made pursuant to Section 83(b) of the Code and shall provide the Company with an amount in cash equal to the taxes the company determines it is required to withhold, a copy of election and proof of filing such election. A form of such election is attached hereto as Exhibit A.

     THE AWARD RECIPIENT ACKNOWLEDGES THAT IT IS THE AWARD RECIPIENT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY ANY
     ELECTION UNDER SECTION 83(b) OF THE CODE IF THE AWARD RECIPIENT ELECTS TO DO SO.

The Award Recipient has reviewed with his own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Award Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Award Recipient understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

Capitalized terms not found herein shall have the meaning ascribed to them in the Plan.

If you cease to provide services to the Company, no further installments of this Restricted Stock Award shall vest and you will forfeit all unvested portions of the grant immediately upon such cessation of service. Prior to becoming vested, the Restricted Stock subject to this Restricted Stock Award is non-transferable.

SYCAMORE NETWORKS, INC.

By:  ______________________________________
Title:   CFO, VP Finance & Administration


                       Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Restricted Stock Award granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and this Award Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of this Award Agreement and the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company's Board of Directors upon any questions arising under this Restricted Stock Award.

As a condition to the receipt of this Restricted Stock Award, I hereby agree that during the term of my employment by the Company or any of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:  ______________________________           Date: ___________________
             (First Name) (Last Name)


Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form.




                                 EXHIBIT A
     ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986
     -----------------------------------------------------------------

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name address, taxpayer identification number and taxable year of the undersigned are as follows:

    NAME OF TAXPAYER:
                        _____________________________________________________

    NAME OF SPOUSE:
                        _____________________________________________________

    ADDRESS:
                        _____________________________________________________

    IDENTIFICATION NO. OF TAXPAYER:
                                       ______________________________________

    IDENTIFICATION NO. OF SPOUSE:
                                       ______________________________________

    TAXABLE YEAR:
                   ______________________________________

2. The property with respect to which the election is made is described as follows: _________________ shares (the "Shares") of the Common Stock of Sycamore Networks, Inc. (the "Company").

3.  The date on which the property was transferred is: __________________, 20
    ______.

4.  The property is subject to the following restrictions:

    The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $__________.

6.  The amount (if any) paid for such property is: $___________.

    The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

Dated: ____________________, 200__
                                               _______________________________
                                               Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:_____________________, 200__
                                               _______________________________
                                               Spouse of Taxpayer